UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) February 21, 2006

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 800-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 22, 2006 First American issued a press release announcing the appointment of Frank V. McMahon as its Vice Chairman and Chief Financial Officer, effective as of March 31, 2006. Mr. McMahon, 46, has served as a managing director of the investment banking firm, Lehman Brothers Holdings, Inc., since 1999. A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1.

In connection with the appointment, Mr. McMahon and the corporation entered into an agreement specifying the terms of Mr. McMahon’s employment. While Mr. McMahon’s annual compensation will generally be determined by the compensation committee of the corporation’s board of directors, under the agreement, Mr. McMahon is guaranteed minimum compensation of $1.75 million during the five year employment term ($1.70 million for the remainder of 2006). This minimum compensation is also payable in the event that Mr. McMahon is terminated without cause or voluntarily terminates his employment for “good reason” (as defined in the agreement).

Pursuant to the agreement, the corporation will also issue to Mr. McMahon 300,000 options to purchase the corporation’s common shares at a strike price equal to the closing price of the shares on the New York Stock Exchange on the grant date. A portion of the options will be granted under the corporation’s 1996 Stock Option Plan, while the remainder will be granted pursuant to a separate stock option agreement with terms substantially similar to such plan. The options will vest in five equal annual installments, subject to accelerated vesting in full in the event that Mr. McMahon is terminated without cause or voluntarily terminates his employment for good reason. The corporation will also grant to Mr. McMahon 33,334 restricted common shares, which similarly vest in five equal annual installments, subject to the same provision for accelerated vesting. During the five year employment term, the corporation has also agreed to vote the shares which it owns of First Advantage Corporation, a publicly traded subsidiary of the corporation, to elect Mr. McMahon to the board of directors of that company. The full text of the agreement is attached hereto as Exhibit 99.2 and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release.

99.2	Employment offer letter dated February 21, 2006 from The First American Corporation to Frank V. McMahon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date:	February 24, 2006	By:	/s/ Kenneth D. DeGiorgio
Name: Kenneth D. DeGiorgio
Title: Senior Vice President